SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 28, 2006

CIGNA Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-08323 (Commission File Number)	06-1059331 (IRS Employer Identification No.)

Two Liberty Place, 1601 Chestnut Street
Philadelphia, Pennsylvania 19192
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code

(215) 761-1000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communication pursuant to Rule 13e-49(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On September 28, 2006, Connecticut General Life Insurance Company, (“CGLIC”), an indirectly wholly owned subsidiary of CIGNA Corporation, entered into a Master Services Agreement (the “Master Agreement”) with International Business Services Corporation (“IBM”), which sets forth the general terms and conditions that are applicable to specific Statements of Work to be entered into by the parties for the provision of technology infrastructure and related services to CGLIC and certain CGLIC affiliates and related entities (“CIGNA”). The Statements of Work describe the particular services to be performed by IBM, as well as the performance standards, fees and other provisions applicable to the particular services. The financial obligations of the company arise under the individual Statements of Work.

On the same day, CGLIC entered into five Statements of Work with IBM that cover services relating to CIGNA’s contact center application (“CCA”), enterprise content management (“ECM”), risk-based capital infrastructure (“RBC”), voice and data communications and network (“Network”) and information technology strategy (“IT Strategy”) (collectively, the “Initial Statements of Work”). The Statements of Work for CCA, ECM, Network and IT strategy are effective as of October 1, 2006 and the Statement of Work for RBC is effective as of September 19, 2006.

The term of each of the Initial Statements of Work is generally seven years from the effective date of the Statement of Work, and such term is renewable by the company for up to two additional years, unless otherwise terminated by a party in accordance with the terms of the Master Agreement or the applicable Statement of Work. The company has the right to terminate for convenience the Master Agreement, as well as the individual Statements of Work, upon 90 days notice and payment of a termination fee.

The company will pay IBM for the services performed under the Initial Statements of Work under a combination of fixed and variable charges, with variable charges fluctuating based on CIGNA’s actual consumption of certain services measured on a usage basis. Certain payment minimums apply, which generally range from 40% to 80% of the annual services charge specified in the applicable Statement of Work, with reduced payment minimums in the event of the occurrence of certain business events. The total value of the Initial Statements of Work, payable over seven years, is $723.5 million, of which $609.4 million is deemed to be a direct financial obligation of the company.

The Master Agreement also provides for confidentiality, data security and indemnification, the terms of which are customary for agreements of the same type as the Master Agreement. Except in certain specified circumstances, each party’s total potential liability arising out of or related to this Master Agreement is subject to an agreed upon maximum amount.

SIGNATURE

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIGNA CORPORATION

Date: October 4, 2006	By: /s/ Michael W. Bell
Michael W. Bell
Executive Vice President and
Chief Financial Officer